UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2004

The SCO Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West

Lindon, Utah 84042

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 765-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                  Results of Operations and Financial Condition.

On August 31, 2004, The SCO Group, Inc. (“SCO” or the “Company”) issued a press release announcing financial results for its third quarter ended July 31, 2004.  A copy of the press release is furnished as Exhibit 99.1 to this report, which press release is incorporated herein by reference.

Except as specifically set forth below in “Item 8.01. Other Events,” the information in this report, including Exhibit 99.1, is being furnished and shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 7.01.                  Regulation FD Disclosure.

SCO announced in its press release dated August 31, 2004 that it had adopted a stockholder rights plan.  A copy of the press release is furnished as Exhibit 99.2 to this report, which press release is incorporated herein by reference.  The information set forth under this Item 7.01, including Exhibit 99.2, is being furnished and shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01.                  Other Events.

In its press release issued August 31, 2004, as described more fully above under “Item 2.02.  Results of Operations and Financial Condition,” SCO announced financial results for its third quarter ended July 31, 2004.  Revenue for the third quarter of fiscal year 2004 was $11,205,000 as compared to $20,055,000 from the comparable quarter of the prior year.  The decrease in revenue in the third quarter of fiscal year 2004 from the comparable quarter of the prior year was primarily due to a decrease in SCOsource licensing revenue to $678,000 in the third quarter of fiscal year 2004 from $7,280,000 in the third quarter of fiscal year 2003.  However, SCOsource licensing revenue did increase by $667,000 from the prior quarter ended April 30, 2004.

The net loss for the third quarter of fiscal year 2004 was $7,423,000 as compared to net income of $3,096,000 for the comparable quarter of the prior year.  The net income applicable to common stockholders for the third quarter of fiscal year 2004 was $7,501,000, or $0.38 per diluted common share.  Included in the net income applicable to common stockholders for the third quarter of fiscal year 2004 was a contribution to capital of $15,475,000 related to the repurchase and retirement of the remaining 40,000 shares of the Company’s Series A-1 Convertible Preferred Stock.

For the first three quarters of fiscal year 2004, revenue was $32,734,000 compared to revenue for the first three quarters of fiscal year 2003 of $54,964,000.  For the first three quarters of fiscal year 2004, the net loss was $16,834,000 and the net loss applicable to common stockholders was $9,711,000, or $0.67 per diluted common share, compared to net income of $6,872,000, or $0.47 per diluted common share for the first three quarters of fiscal year 2003.  Despite the net loss reported for first three quarters of fiscal year 2004, cash and available-for-sale securities positions were $43,027,000 at July 31, 2004.

Item 9.01.                  Financial Statements and Exhibits.

(c)                                  Exhibits.  The following items are filed as exhibits to this report:

99.1                           Press Release dated August 31, 2004 announcing financial results for its third quarter ended July 31, 2004.

99.2                           Press Release dated August 31, 2004 announcing the adoption of a stockholder rights plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 31, 2004

THE SCO GROUP, INC.

By:	/s/ Bert Young
Name:	Bert Young
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 31, 2004 announcing financial results for its third quarter ended July 31, 2004.

99.2	Press Release dated August 31, 2004 announcing the adoption of a stockholder rights plan.